EXHIBIT 99.1

NEWS RELEASE

HOMEOWNERS OF AMERICA HOLDING CORPORATION REPORTS
THIRD QUARTER 2015 FINANCIAL RESULTS

Irving, TX, November 11, 2015 – Homeowners of America Holding Corporation (OTCQB: HMWN) ("Homeowners of America," the "Company") announced today its consolidated financial results for the three and nine months ended September 30, 2015. For the three months ended September 30, 2015, revenues were $10.0 million and net income was $1.6 million ($0.09 diluted income per share) compared with revenues of $7.8 million and net income of $1.0 million ($0.06 diluted income per share) for the three months ended September 30, 2014. For the nine months ended September 30, 2015, revenues were $27.9 million and net income was $3.0 million ($0.17 diluted income per share) compared with revenues of $21.1 million and net income of $2.0 million ($0.11 diluted income per share) for the nine months ended September 30, 2014.

Direct premium production increased 35.59% to $28.6 million in the third quarter of 2015, compared to $21.1 million in the same quarter of 2014.

In the first nine months of 2015, compared to the same period of 2014, direct premium production increased 30.1% to $71.5 million.

Stockholders' equity was $13.8 million as of September 30, 2015, or $0.84 per common share compared to stockholders' equity of $10.7 million as of December 31, 2014, or $0.66 per common share.

Headquartered in Irving, Texas, Homeowners of America is primarily a Texas-based property and casualty insurance company that specializes in residential property coverage for homeowners and real estate investors. Homeowners of America conducts its operations through its subsidiaries Homeowners of America Insurance Company ("HAIC") and Homeowners of America, MGA, Inc. ("MGA").  HAIC, formed in 2006 and domiciled in Texas, is licensed in multiple states and authorized to write various lines of property and casualty insurance. The MGA was formed in 2010 and provides marketing and claims administration services.

Forward Looking Statements
Statements made in this press release that are not historical facts, including statements accompanied by words such as "will," "believe," "anticipate," "expect," "estimate," or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Homeowners of America's plans and performance. These statements are based on management's estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management's views and expectations, the Company's growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements as the result of risks, uncertainties and other factors including the factors set forth in the Company's filings with the Securities and Exchange Commission, including Homeowners of America's Annual Report on Form 10-K for the year ended December 31, 2014. Homeowners of America cautions you not to place undue reliance on the forward-looking statements contained in this release. Homeowners of America does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

About the Company:

Homeowners of America Holding Corporation (OTCQB: HMWN) trades on the OTCQB venture stage marketplace for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

Homeowners of America Holding Corporation (http://www.otcmarkets.com/stock/HMWN/quotes)

Homeowners of America's SEC filings can be accessed through the Investor Relations' section of the Company's website, www.hoaic.com, or through the SEC's EDGAR Database at www.sec.gov (Homeowners of America EDGAR CIK No. 00001346922).

CONTACT:                 Homeowners of America Holding Corporation
Attn: Investor Relations
1333 Corporate Drive, Suite 325
Irving, TX 75038

VIA EMAIL:              investorrelations@hoaic.com

- Financial Tables Follow –

Homeowners of America Holding Corporation
CONSOLIDATED BALANCE SHEETS
September 30, 2015 and December 31, 2014

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Cash and cash equivalents	$8,926,241	$5,648,278
Short-term investments	4,720,000	1,231,881
Restricted cash and investments	2,760,037	3,790,000
Restricted fixed-maturity securities, available-for-sale, at fair value (amortized cost $539,690 as of September 30, 2015 and $539,558 as of December 31, 2014)	542,763	539,654
Fixed-maturity securities, available-for-sale, at fair value (amortized cost $3,481,877 as of September 30, 2015 and $3,827,268 as of December 31, 2014)	3,495,741	3,827,245
Long-term investments	10,740,000	3,430,000
Accrued investment income	62,220	55,908
Due and deferred premiums	6,089,610	5,089,131
Balance due from reinsurers	73,845,415	54,157,528
Property, equipment and software, net	305,451	344,495
Deferred policy acquisition costs	10,055,007	7,897,806
Prepaid expenses and other	1,007,668	552,728
Deferred tax assets, net	2,238,428	1,517,935

Total assets	$124,788,581	$88,082,589

Liabilities:

Loss and loss adjustment expenses	$23,084,396	$15,009,506
Advance premiums	225,769	74,172
Ceded reinsurance premiums payable	11,047,930	4,342,874
Unearned premiums	51,608,029	40,021,934
Unearned ceding commissions	15,165,517	11,200,317
Commissions payable, reinsurers and agents	3,576,637	3,754,929
General and other accrued expenses payable	4,667,386	2,232,547
Income tax payable	1,058,190	-
Taxes, licenses and other fees payable	512,282	765,782

Total liabilities	110,946,136	77,402,061
Stockholders' equity:
Common stock, $0.0001 par value per share; 40,000,000 shares authorized;17,708,125 shares issued and 16,398,125 shares outstanding as of September 30, 2015 and 17,479,852 shares issued and 16,168,852 shares outstanding as of December 31, 2014	1,640	1,617
Treasury stock, $0.0001 par value per share; 1,310,000 common shares as of September 30, 2015 and 1,311,000 common shares as of December 31, 2014	(131)	(131)
Additional paid-in-capital	6,386,561	6,209,265
Accumulated other comprehensive income	16,937	73
Retained earnings	7,437,438	4,469,704

Total stockholders' equity	13,842,445	10,680,528

Total liabilities and stockholders' equity	$124,788,581	$88,082,589

 Homeowners of America Holding Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2015	2014	2015	2014

Premiums earned	$21,635,656	$16,893,086	$59,946,870	$46,933,714
Ceded premiums	(20,245,090)	(16,046,107)	(56,058,053)	(43,539,301)
Net premiums earned	1,390,566	846,979	3,888,817	3,394,413
Policy fees	2,032,200	1,578,900	5,201,525	4,188,500
Ceding commissions and reinsurance profit share	6,140,538	5,078,682	17,135,111	12,375,912
Loss adjustment and other fee income	445,198	334,277	1,593,014	1,159,478
Investment income, net of investment expenses	37,760	10,647	85,726	19,888
Net realized investment losses	(4,833)	-	(3,833)	-

Total revenue	10,041,429	7,849,485	27,900,360	21,138,191

Expenses:

Losses and loss adjustment expenses	496,205	554,486	3,636,976	1,990,625
Policy acquisition and other underwriting expenses	5,404,148	4,521,009	14,766,957	11,939,855
General and administrative expenses	1,623,008	1,246,887	4,931,052	4,197,353

Total expenses	7,523,361	6,322,382	23,334,985	18,127,833

Income before income taxes	2,518,068	1,527,103	4,565,375	3,010,358

Provision (benefit) for income taxes:
Current	1,114,995	680,040	2,318,134	1,602,315
Deferred	(242,530)	(149,527)	(720,493)	(549,628)
Total income taxes	872,465	530,513	1,597,641	1,052,687

Net income	$1,645,603	$996,590	$2,967,734	$1,957,671

Cumulative preferred stock dividends	-	-	-	-

Net income available to common stockholders	$1,645,603	$996,590	$2,967,734	$1,957,671

Basic income per common share	$0.10	$0.06	$0.18	$0.12
Diluted income per common share	$0.09	$0.06	$0.17	$0.11
Cash dividend declared per common share	$-	$-	$-	$-

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